UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 3, 2009
Date of Report (Date of earliest event reported)

TAPIMMUNE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 2-3590 West 4th Avenue Vancouver, British Columbia, Canada	V6N 3E6
(Address of principal executive offices)	(Zip Code)

(604) 264-8274
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - Other Events

Item 8.01          Other Events.

Effective February 3, 2009, TapImmune, Inc.(the "Company") increased its authorized share capital of common shares from 80,000,000 common shares with a par value of $0.001 per share to 500,000,000 common shares with a par value of $0.001 per share (the Company's number of authorized shares of preferred stock, par value $0.001 per share, remains unchanged at 5,000,000 shares). A copy of the Certificate of Amendment filed with the Nevada Secretary of State with respect to the increase in authorized capital is attached hereto as Exhibit 3.1.

The proposal to increase the Company's authorized share capital was described in the Company's definitive Schedule 14A proxy statement as filed with the Securities and Exchange Commission (the "SEC") on December 30, 2008. The increase in the Company's authorized share capital was approved by the Company's shareholders at a special meeting held on January 22, 2009.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits
Exhibit No.	Exhibit
3.1	Certificate of Amendment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TAPIMMUNE, INC.
DATE: February 5, 2009.	By: "Denis Corin" Name: Denis Corin Position: President & Chief Executive Officer

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